UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2014
GT Advanced Technologies Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement
Bankruptcy Court Approval of the Amended and Restated Adequate Protection and Settlement Agreement
As previously disclosed in a Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916-HJB.

Amended and Restated Adequate Protection and Settlement Agreement

As also previously disclosed in Current Reports on Form 8-K filed by the Company on October 27, 2014 and November 4, 2014 (together, the “Prior Reports”), the Debtors entered into an Adequate Protection and Settlement Agreement (the “Original Agreement”) with Apple Inc. and Platypus Development LLC (collectively, the “Apple Parties”) to settle certain claims in connection with the Chapter 11 Cases.

On December 15, 2014, the Debtors and the Apple Parties entered into an Amended and Restated Adequate Protection and Settlement Agreement (the “Amended and Restated Settlement Agreement”). Under the terms of the Amended and Restated Settlement Agreement, (i) the Debtors will wind down their sapphire materials business (although they will remain in the business of selling: (a) specialty sapphire materials (including titanium-doped sapphire material) and (b) advanced sapphire growth furnaces (“ASFs”)), (ii) the Debtors will sell ASFs, a portion of the proceeds of which sales will be used to satisfy Apple’s claim of $439 million (the “Claim”); provided that the Claim shall be deemed satisfied in full if Apple receives from the Debtors (A) from the effective date of the Amended and Restated Settlement Agreement to June 30, 2015, aggregate payments in respect of ASFs equal to $391.5 million or (B) from such effective date through a date from July 1, 2015 through December 31, 2017, aggregate payments in respect of ASFs equal to an amount between $391.5 million and $429.0 million calculated by linear interpolation, (iii) Apple will be deemed to have a perfected security interest in 2036 ASFs located at the Company’s Mesa, Arizona facility (the “Mesa Facility”), (iv) Apple’s Claim will be solely recoverable from the sale of ASFs, (v) the Debtors will be allowed to secure debtor-in-possession financing using ASFs at the Mesa Facility as collateral and Apple’s security interest in such collateral will be subordinated to the debtor-in-possession financing (up to $150 million), (vi) Apple will release the Debtors from all exclusivity restrictions relating to the sale of ASFs, (vii) the Debtors will retain ownership of all intellectual property rights related to its sapphire growth technology and (viii) the parties to the Amended and Restated Settlement Agreement will release their claims against one another, except as otherwise set forth in the Amended and Restated Settlement Agreement. The Amended and Restated Settlement Agreement was executed by the Debtors and the Apple Parties on December 15, 2014 and was approved by the Bankruptcy Court on December 17, 2014.

The foregoing description of the Amended and Restated Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Settlement Agreement, which is filed as Exhibit 10.1 hereto. The Amended and Restated Settlement Agreement amends and restates in their entirety the versions of the Adequate Protection and Settlement Agreement filed with the Prior Reports, which are of no further force or effect.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Adequate Protection and Settlement Agreement, dated as of December 15, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: December 19, 2014
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary